Exhibit 10.61

RESTRICTED STOCK AWARD AGREEMENT

FIRSTCITY FINANCIAL CORPORATION

2010 STOCK OPTION AND AWARD PLAN

1.             Grant of Award.  Pursuant to the FirstCity Financial Corporation 2010 Stock Option and Award Plan (the “Plan”) of FirstCity Financial Corporation, a Delaware corporation (“FIRSTCITY”), FIRSTCITY grants to

(the “Participant”),

effective as of                               , 2010 (the “Date of Grant”), an award of                                            (        ) shares of Restricted Stock (the “Awarded Shares”), subject to the terms and conditions of this Agreement.

2.             Subject to Plan.  This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement.  To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, the Plan shall control.  The capitalized terms used herein that are defined in the Plan shall have the meanings assigned to them in the Plan.  This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.             Vesting.  Except as specifically provided in this Agreement, including, without limitation, the limitations set forth in Section 2, the Awarded Shares shall vest as follows:                                                                                                                                                                             , provided the Participant is employed by (or, if the Participant is a Director, is providing services to) FIRSTCITY or a Subsidiary on that date.  Notwithstanding the foregoing, the Awarded Shares shall immediately become one hundred percent (100%) vested on the first to occur of (i) the Participant’s termination of service due to his or her death or Disability or (ii) a Change in Control.

4.             Forfeiture and Disgorgement.  The Awarded Shares that are not vested in accordance with Section 3 shall be forfeited upon the Participant’s termination of service for any reason other than due to his death or Disability.  Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate without any further obligations on the part of FIRSTCITY. Upon forfeiture of the Awarded Shares, the forfeited Awarded Shares shall be transferred to FIRSTCITY without further action  by the Participant.

5.             Restrictions on Awarded Shares.  Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber or dispose of any of the Awarded Shares.  Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6.             Legend.  The following legend shall be placed on all certificates representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with the terms and conditions of that certain FirstCity Financial Corporation 2010 Stock Option and Award Plan, a copy of which is on file at the principal office of FIRSTCITY in Waco, Texas and that certain Restricted Stock Award Agreement dated as of                           , 2010, by and between FIRSTCITY and                                   .  No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement.  By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

The following legend shall be inserted on a certificate evidencing Shares issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to FIRSTCITY of compliance with such laws, as to which FIRSTCITY may rely upon an opinion of counsel satisfactory to FIRSTCITY.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7.             Delivery of Certificates.  Upon a grant of Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Participant shall be registered in the Participant’s account or retained in the physical possession of FIRSTCITY until such Awarded Shares are free of restriction under this Agreement.  Certificates for Awarded Shares shall be delivered to the Participant promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4.   In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to FIRSTCITY in blank and deliver such certificate and executed stock power to FIRSTCITY.

8.             Voting.  Subject to Section 4 and Section 5 above, the Participant, as record holder of the Awarded Shares, has all of the rights of a stockholder of FIRSTCITY, including the right to vote the shares, and the right to receive any dividends thereon; provided, however, that this Section 8 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

9.             Adjustment of Number of Awarded Shares and Related Matters.  The number of Awarded Shares shall be subject to adjustment in accordance with Sections 4.3, 12.1-12.4 and Section 13 of the Plan.

10.          Participant’s Representations.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not acquire any Awarded Shares, and that FIRSTCITY will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or FIRSTCITY of any provision of any law or regulation of any governmental authority.  Any determination in this connection by FIRSTCITY shall be final, binding, and conclusive.  The obligations of FIRSTCITY and the rights of the Participant are subject to all applicable laws, rules, and regulations.

11.          The Participant’s Acknowledgments.  The Participant  acknowledges receipt of a copy of the Plan which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts these Awarded Shares subject to all of the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under this Agreement.

12.          Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

13.          Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

14.          No Right to Continue Service or Employment.  Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to FIRSTCITY or any Subsidiary, whether as an Employee or as an Director, or interfere with or restrict in any way the right of FIRSTCITY or any Subsidiary to discharge the Participant as an Employee or Director at any time.

15.          Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

16.          Covenants and Agreements as Independent Agreements.  Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Participant against FIRSTCITY, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by FIRSTCITY of the covenants and agreements that are set forth in this Agreement.

17.          Entire Agreement.  This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this

Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

18.          Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

19.          Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.  No person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to FIRSTCITY making such person or entity subject to the restrictions on transfer contained herein.

20.          Waiver.   Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

21.          Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.  Notwithstanding the preceding sentence, FIRSTCITY may amend the Plan to the extent permitted by the Plan.

22.          Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23.          Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24.          Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by FIRSTCITY or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.             Notice to FIRSTCITY shall be addressed and delivered as follows:

FirstCity Financial Corporation

Attn:

Facsimile:

b.             Notice to the Participant shall be addressed and delivered as set forth on the signature page.

25.          Tax Requirements.  The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election.  By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide FIRSTCITY with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code.

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IN WITNESS WHEREOF, FIRSTCITY has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY

FIRSTCITY FINANCIAL CORPORATION

By:
Name:
Title:

PARTICIPANT:

Signature

Name:

Address: